UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 29, 2009
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices) (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 29, 2009, the board of directors of Watson Pharmaceuticals, Inc. (the “Company”), appointed Mr. Christopher W. Bodine to serve as a Class III director of the Company. The Company expects Mr. Bodine to stand for reelection at the annual meeting of its stockholders in 2010. Mr. Bodine has not been appointed to serve on any committees of the board of directors.
     As a non-employee director of the Company, Mr. Bodine on June 29, 2009 received a restricted stock award in the amount of 4,288 shares pursuant to the Company’s 2001 Incentive Award Plan and is entitled to receive the standard cash compensation payable to non-employee directors. The shares of restricted stock will vest in full on May 8, 2010. With regard to cash compensation, Mr. Bodine is entitled to receive a pro-rated portion of the $50,000 annual retainer payable to non-employee directors and will receive $2,000 for each meeting of the board of directors that he attends in person ($1,000 for telephonic attendance). Upon his appointment to one or more committees of the board of directors, Mr. Bodine will receive $1,500 for each committee meeting that he attends in person ($1,000 for telephonic attendance).
     Mr. Bodine announced his retirement from CVS Caremark Corporation in January 2009. Prior to his retirement, Mr. Bodine served as Special Advisor to the Chief Executive Officer of CVS Caremark Corporation from July 29, 2008 and, prior to that, served as Executive Vice President of CVS Caremark Corporation and President - Caremark Pharmacy Services from March 2007. Prior to the merger of CVS Corporation and Caremark Rx, Inc. in March 2007, Mr. Bodine served for several years as Executive Vice President - Merchandising and Marketing of CVS Corporation. Mr. Bodine also serves as a director of MinuteClinic, Inc.
     Mr. Bodine’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Bodine and any other person pursuant to which he was elected as a director. There are no related party transactions between the Company and Mr. Bodine that would be required to be reported under Item 404(a) of Regulation S-K.
     A copy of the press release announcing Mr. Bodine’s appointment is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     d. Exhibits:

Ex. 99.1	Press release issued by Watson Pharmaceuticals, Inc. on June 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Watson Pharmaceuticals, Inc. on June 29, 2009